AGREEMENT

         THIS AGREEMENT (the "Agreement") is made and entered into as of the 1st day of April, 2000 by and between Jim Neidner ("Producer") and JVWeb, Inc. (the "Company").

                                                      RECITALS:

         WHEREAS, the Company desires to engage Producer to provide to the Company certain services (the "Services") as an executive producer of any radio, webcast, television, video or other media shows produced by the Company, and Producer is willing and desires to be engaged by the Company to provide the Services to the Company, upon the terms, provisions and conditions set forth hereinafter; and

         WHEREAS, the Company and Producer desire to set forth the terms, provisions and conditions of Producer's engagement by the Company;

                                                     AGREEMENTS:

         NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged by each of the Company and Producer, each of the Company and Producer hereby agrees as follows:

         1. Engagement. Subject to the terms, provisions and conditions hereinafter stated, the Company hereby engages Producer as an executive producer to provide the Services to the Company under the direction of the President of the Company, and Producer hereby accepts such engagement. In providing Services hereunder, Producer shall use reasonable, and Producer's best efforts, and shall perform the Services in a competent, professional and good workman-like manner. Producer shall devote an amount of his business time and attention sufficient for performing his duties hereunder, consistent with his other business commitments. The Company hereby agrees that the engagement of Producer pursuant to this Agreement is non-exclusive and that Producer may provide the Services to other persons during and after the term of this Agreement. Producer shall be based in Harris County, Texas, or surrounding area, but shall undertake such travel as is necessary or advisable for him to perform his duties hereunder. The Company shall provide to Producer the use of such facilities and services as may be necessary for the adequate performance of his duties hereunder, all of which facilities shall be located in Harris County, Texas, or surrounding area.

         2.   Compensation.
              ------------

                  (a) Whenever the Company wants Producer to provide any Services, the Company and Producer shall agree upon the amount and the payment of Producer's compensation for providing such Services and shall set forth their agreement in this regard in a written instrument signed by both of them. The Company and Producer each acknowledge that, in lieu of the payment of cash, they may agree to have the Company pay the compensation agreed upon by them by the issuance to Producer of a number of shares of the Company's common stock registered on a Registration Statement on Form S-8 having an aggregate value at the time of issuance equal to or slightly exceeding the amount of the compensation agreed upon. Producer shall not be entitled to participate in any employee benefit plan now or hereafter established by the Company unless the Company agrees to this expressly in writing.

                  (b) In consideration of Producer's agreement to enter into this Agreement, the grant (by a separate stock option agreement) of an option to purchase 100,000 shares of the Company's common stock. The per-share purchase price for the option shares shall be $.40. The option shares shall vest at a rate of 4,000 on the date hereof and an additional 4,000 shares each 30-days thereafter. The option shares shall be "restricted" under the federal securities laws.

         3. Term. The initial term of this Agreement shall begin on the date hereof and shall continue for six months thereafter, unless this Agreement is terminated earlier in accordance with the provisions of Section 4 below. If this Agreement is not terminated in accordance with the provisions of Section 4 below, it shall renew itself for an unlimited number of successive six-month renewal terms unless (i) either the Company or Producer gives, at least thirty
(30) days prior to the end of the initial term or the end of any renewal term, notice to the other of the notifying party's desire that this Agreement terminate at the end of the initial term or the end of the renewal term (as the case may be), or (ii) this Agreement is terminated earlier in accordance with the provisions of Section 4 below.

         4.  Termination.
             -----------

                  (a) For Cause.  The Company  may, at its  election,  terminate
Producer's engagement at any time for just cause, which shall include, without any limitations thereon, the following: (i) Producer shall have failed or refused to faithfully, diligently and competently perform the Services under this Agreement or otherwise to have breached any term or provision contained herein; (ii) Producer shall be disabled or otherwise unable for whatever reason to fully perform the Services hereunder for 60 consecutive days or for more than 120 days in any twelve-month period; (iii) Producer shall be guilty of fraud, dishonesty, or similar acts of misconduct; or (iv) Producer shall be finally convicted of a felony or a misdemeanor involving moral turpitude. At any time after the occurrence of an event permitting the Company to terminate Producer's engagement pursuant to this Section 4(a), the Company may elect for termination of Producer's engagement by notifying Producer as to the Company's election to terminate, and thereupon Producer's engagement with the Company will terminate on the date specified in the notice or (if no date is specified) upon the delivery of the notice. Notwithstanding the preceding, upon any event permitting the Company to terminate Producer's engagement pursuant to this Section 4(a) and in lieu of terminating Producer's engagement, the Company may, with notice to Producer, suspend the performance of the Company's obligations under this
Agreement  (including,  without  limitation,  the  Company's  obligations  under
Section 2 with respect to compensation accruing during the suspended period), and while such an event has occurred and has not been cured, (x) the Company shall not be obligated to fulfill, but shall be relieved of, the Company's obligations under this Agreement (including, without limitation, the Company's obligations under Section 2), (y) such obligations shall not accrue, and (z) Producer shall forfeit all rights and remedies with respect thereto. Notwithstanding anything else contained herein, if the Company suspends any of its obligations to Producer pursuant to the preceding sentence, the Company may thereafter elect to terminate Producer's engagement in accordance with the other provisions of this Section 4(a).

                  (b) Automatic. The term of this Agreement shall automatically terminate upon Producer's death.
                       ---------

                  (c) Effect of Termination. Upon termination of Producer's engagement, all rights and obligations under this Agreement shall cease except for (i) the rights and obligations under Section 5, 6 and 7 hereof, and (ii) the rights and obligations under Section 2 hereof to the extent Producer has not been compensated for services performed prior to termination (Producer's fee to be pro rated for the portion of the pay period prior to termination).

         5. Property of the Company. Producer agrees that, upon the expiration or termination of Producer's engagement with the Company, Producer will immediately surrender to the Company all property, equipment, funds, lists, books, records, and other materials of the Company in the possession of or provided to Producer.

         6. Indemnification. The Company shall indemnify and hold harmless Producer from and against any liability, damage or injury suffered or sustained by it by reason of any acts, omissions or alleged acts or omissions arising out of Producer's activities on behalf of the Company, including, but not limited to, any judgment, award, settlement, reasonable attorneys' and accountants' fees and other costs and expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim except to the extent that the acts, omissions or alleged acts or omissions upon which such actual or threatened action, proceeding or claim are based constitute gross negligence or willful malfeasance on the part of Producer.

         Producer shall indemnify and hold harmless the Company from and against any liability, damage or injury suffered or sustained by it by reason of any acts, omissions or alleged acts of omissions arising out of Producer's activities on behalf of the Company, including, but not limited to, any judgment, award, settlement, reasonable attorneys' and accountants' fees and other costs and expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim so long as the acts, omissions or alleged acts or omissions upon which such actual or threatened action, proceeding or claim are based constitute gross negligence or willful malfeasance or a breach of this Agreement by or on the part of Producer.

         7.  Miscellaneous.
             -------------

         (a) THIS AGREEMENT HAS BEEN ENTERED INTO IN THE STATE OF TEXAS AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS. The parties hereto stipulate and agree that the courts of the State of Texas shall have in personam jurisdiction for any claim, lawsuit or proceeding regarding this Agreement, and that mandatory venue for any such claim, lawsuit or proceeding shall be in any state or federal court having competent jurisdiction located in Harris County, Texas. The prevailing party in any proceeding brought pursuant to or with respect to this Agreement shall be entitled to recover from the losing party all reasonable attorneys' fees and costs incurred by the prevailing party in connection with the proceeding.

         (b) Any notices, requests, demands, or other communications herein required or permitted to be given shall be in writing and may be personally served, sent by United States mail, or sent by an overnight courier who keeps proper records regarding its deliveries. Notice shall be deemed to have been given if personally served, when served, or if mailed, on the third business day after deposit in the United States mail with postage pre-paid by certified or registered mail and properly addressed, or if sent by overnight courier as aforesaid with charges being billed to the sender, when received by the party being notified. As used in this Agreement, the term "business day" means days other than Saturdays, Sundays, and holidays recognized by Federal banks. For purposes of this Agreement, the physical addresses of the parties hereto shall be the physical addresses as set forth on the signature pages of this Agreement. Any party to be notified hereunder may change its physical address by notifying each other party hereto in writing as to the new physical address for sending notices.

         (c) The headings of the paragraphs of this Agreement have been inserted for convenience of reference only and shall in no way restrict or modify any of the terms or provisions hereof.

         (d) If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement.

         (e) This Agreement embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, whether written or oral, relating to the subject matter hereof. No modification, amendment, change or waiver of any term or provision of this Agreement shall be valid or binding unless the same is in writing and signed by all parties hereto.

         (f) This Agreement shall be binding upon and shall inure to the benefit of each party hereto and its successors and permitted assigns, but neither this Agreement nor any rights hereunder may be assigned by any party hereto without the consent in writing of the other party.

         (g) No remedy conferred by any of the specific provisions of this Agreement is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise. The election of any one or more remedies by any party hereto shall not constitute a waiver of the right to pursue other available remedies. No waiver of any of the terms and conditions of this Agreement or of the exercise of any right or remedy hereunder shall be valid unless signed by the party against whom such waiver is asserted. A failure or delay to enforce the rights set out herein by the holder thereof shall not constitute a waiver of said rights or be considered as a basis for estoppel. The holder may exercise its rights hereunder despite said delay or failure to enforce said rights.

         (h) The Company and Producer are independent contracting parties, and nothing in this Agreement shall make either party the agent or legal representative of the other for any purpose whatsoever, nor does it grant either party any authority to assume or to create any obligations on behalf of or in the name of the other.

         IN WITNESS WHEREOF, the undersigned have set their hands hereunto as of the first date written above.

"COMPANY"                                            "PRODUCER"

JVWEB, INC.



By:  /s/ Greg J. Micek                                  /s/ Jim Neidner
   -----------------------------                     ---------------------------
Greg    J.    Micek, President                                   Jim Neidner

Date:  4/1/2000                                      Date:  4/1/2000

Address: 5444 Westheimer, Suite 2080        Address: #15 Villas Way
                  Houston, Texas 77056               Montgomery, Tx. 77456